Exhibit (a)(1)

DECLARATION OF TRUST, dated as of May 13, 2022 (this “Declaration of Trust”), is made by the individual trustee identified on the signature page hereto (the “Trustee”; provided, that, any reference herein to “Trustee” shall not be deemed to include or refer to the Delaware Trustee, as defined below) and Computershare Delaware Trust Company, a Delaware limited purpose trust company (“Computershare Delaware”), acting hereunder not in its individual capacity but solely as the Delaware Trustee (the “Delaware Trustee”; provided, that, for the avoidance of doubt, any reference herein to “Delaware Trustee” shall not be deemed to include or refer to the Trustee).

1.            The statutory trust created hereby shall be known as “Golub Capital Private Credit Fund” (the “Trust”), in which name the Trustee may conduct the business of the Trust, make and execute contracts, sue and be sued, and exercise all of the powers that a Delaware statutory trust may exercise under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “Statutory Trust Act”).

2.            The Trustee hereby acknowledges that it is holding the sum of $10 in trust, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for such persons as may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under the Statutory Trust Act and that this document constitute the governing instrument of the Trust. The Trustee and the Delaware Trustee are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act in the form attached hereto as Exhibit A. The Trust is hereby established by the Trustee for the purpose of becoming a business development company subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, convenient or incidental thereto.

3.            The Trustee and the Delaware Trustee intend to enter into an amended and restated declaration of trust (the “Amended and Restated Declaration of Trust”), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustee and the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as expressly stated herein or as required by law. The Trustee shall be entitled to appoint officers of the Trust with such titles and duties as the Trustee shall designate, each such officer to serve (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed, with or without cause, by the Trustee.

4.            The Trustee and the officers of the Trust are hereby authorized: (a) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, as applicable, (i) a Registration Statement on Form N-2 (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), (ii) subscription documents, including any amendments to such subscription documents, relating to the initial public offering of the securities of the Trust, (iii) a Registration Statement on Form 8-A (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), (iv) the Notice of Intent to Elect to be Subject to Section 55 through 65 of the 1940 Act on Form N-6F, (v) the Notification of Election to be Subject to Section 55 through 65 of the 1940 Act on Form N-54A and (vi) any additional filings, including any filings under Rule 424, 462(b), 462(d) and 497 of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the 1934 Act, and the rules and regulations promulgated thereunder; (b) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (c) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority; (d) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers may deem necessary or desirable; (e) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party and (f) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

5.            THIS DECLARATION OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION OF TRUST ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE (other than the Statutory Trust Act) PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) THE EXISTENCE OF RIGHTS OR INTERESTS (BENEFICIAL OR OTHERWISE) IN TRUST ASSETS, (G) THE ABILITY OF BENEFICIAL OWNERS OR OTHER PERSONS TO TERMINATE OR DISSOLVE A TRUST, (H) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT, OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE, OR OTHER MANNER OF HOLDING OR INVESTING THE TRUST ASSETS, OR (I) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE DELAWARE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION OF TRUST. SECTIONS 3540, 3542, AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

6.            (a)              The Delaware Trustee is named herein for purposes of satisfying the requirements of Section 3807 of the Statutory Trust Act only. Except as otherwise expressly required in Section 2 and Section 3, the duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, obligations or liabilities of any other Person, including, without limitation, the Trustee. Except as otherwise expressly required in Section 2 and Section 3 of this Declaration of Trust, this Section 6, or for any taxes payable by Computershare Delaware on or measured by any compensation received by Computershare Delaware for its services as Delaware Trustee, the Delaware Trustee shall not have any duty or liability with respect to the management or administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s beneficiaries. No implied obligations or duties (including fiduciary duties) shall be inferred from this Declaration of Trust on the part of the Delaware Trustee. The Delaware Trustee shall not be liable for the acts or omissions of the Trustee or any other person who acts on behalf of the Trustee or the Trust (including without limitation any officer of the Trust, if and when appointed), shall have no obligation to supervise or monitor such persons with respect to such acts or omissions, and the Delaware Trustee shall not be liable for any act or omission by such persons in good faith in accordance with the directions of the Trustee.

(b)             The Delaware Trustee hereby agrees to perform its duties hereunder only upon the terms of this Declaration of Trust. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence (as conclusively determined by a court of competent jurisdiction). In particular, but not by way of limitation:

(i)            The Delaware Trustee shall not be personally liable for any error of judgment made in good faith by any officer or employee of the Delaware Trustee;

(ii)           Except with respect to liabilities arising from the Delaware Trustee’s own willful misconduct or gross negligence (as conclusively determined by a court of competent jurisdiction), as such liabilities may be further limited by other provisions of this Declaration of Trust, no provision of this Declaration of Trust shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds, or adequate indemnity against such risk or liability, is not reasonably assured or provided to it;

(iii)          Under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iv)          The Delaware Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Declaration of Trust, or for the due execution hereof by the Trustee;

(v)           In the event that the Delaware Trustee is unsure as to the course of action to be taken by it hereunder, the Delaware Trustee may request instructions from the Trustee and to the extent the Delaware Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Delaware Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

(vi)          All funds deposited with the Delaware Trustee hereunder may be held in a non-interest bearing trust account and the Delaware Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Trustee or any investment thereof by the Trustee;

(vii)         Any written instructions, notwithstanding any error in the transmission thereof or that such instructions may not be genuine, shall, as against the Trustee, and in favor of the Delaware Trustee, be conclusively deemed to be valid instructions from the Trustee to the Delaware Trustee for the purposes of this Declaration of Trust, if reasonably believed by the Delaware Trustee to be genuine and signed by the proper party or parties and if not otherwise insufficient on the face of such written instructions, provided, however, that the Delaware Trustee may in its discretion decline to act upon any instructions where they are not received by the Delaware Trustee in sufficient time for the Delaware Trustee to act upon or in accordance with such instructions, or where the Delaware Trustee has reasonable grounds for concluding that the same have not been accurately transmitted or are not genuine. If the Delaware Trustee declines to act upon any instructions for any reason set out in the preceding sentence, it shall notify the Trustee forthwith after it so declines;

(viii)        The Delaware Trustee agrees to perform only such duties hereunder with respect to the Trust as are expressly required to be performed by the Delaware Trustee, as set forth in this Declaration of Trust. The right of the Delaware Trustee to perform any discretionary act shall not be construed as a duty;

(ix)           The Delaware Trustee shall not be required to take any action if the Delaware Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Delaware Trustee is a party; and

(x)            To the extent that, at law or in equity, the Delaware Trustee has duties and liabilities relating thereto to the Trustee or the Trust, the Trustee agrees that such duties and liabilities are replaced by the terms of this Declaration of Trust.

(c)            The Delaware Trustee shall incur no liability to anyone in acting upon any documents that are reasonably believed by it to be genuine and signed by the proper party or parties and not otherwise insufficient on the face of such documents. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d)            In the exercise or administration of the Trust hereunder, the Delaware Trustee may, at the expense of the Trust, consult with counsel, accountants and other experts, and shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

(e)            In accepting and performing its duties and obligations in connection with the Trust, the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust property for payment or satisfaction thereof.

(f)             In no event shall the Delaware Trustee be liable for acting in accordance with written instructions from the Trustee. In no event shall the Delaware Trustee be liable for special, consequential, indirect or punitive damages of any kind (including, among other things, lost profits), even if it has been advised of the likelihood of such damages.

(g)            The Delaware Trustee shall not be charged with knowledge held by or imputed to any other person unless an Authorized Officer responsible for administering this Declaration of Trust actually has such knowledge or has written notice of the same. For purposes herein, “Authorized Officer” shall mean, with respect to the Delaware Trustee, any managing director, director vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer thereof customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and having direct responsibility for the administration of the Trust or this Declaration of Trust.

(h)            The Delaware Trustee shall, and shall cause its agents, attorneys, and affiliates to, hold in confidence this Declaration of Trust and all matters concerning the Trust, the Trust’s assets, or the performance, enforcement and interpretation hereof, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority, (ii) to the extent such disclosure is made to the Delaware Trustee’s officers, directors, agents, employees, accountants, legal counsel or inside or outside auditors and (iii) to the extent that the Delaware Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder.

7.            The Trustee hereby agrees (i) that the Delaware Trustee will be compensated in accordance with a separate fee agreement with the Delaware Trustee, (ii) that the Trust shall reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) the Trust shall indemnify, defend and hold harmless Computershare Delaware and the Delaware Trustee and any of the officers, directors, shareholders, employees, representatives, and agents of Computershare Delaware and the Delaware Trustee (collectively, the “Delaware Trustee Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel), disbursements, taxes (excluding any taxes payable by Computershare Delaware on or measured by any compensation received by Computershare Delaware for its services as Delaware Trustee), or penalties of any kind and nature whatsoever (collectively, “Expenses”), including, without limitation, any reasonable legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by any Delaware Trustee Indemnified Person of any indemnification or other obligation of the indemnifying party hereunder, that arise out of or are imposed upon or asserted at any time against such Delaware Trustee Indemnified Person with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Delaware Trustee Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Delaware Trustee Indemnified Person. The Trustee hereby agrees that it shall cause the Trust to satisfy the Trust’s indemnification obligations owed to the Delaware Trustee hereunder.

8.            The Trustee and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustee, the Delaware Trustee or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s willful misconduct, bad faith or gross negligence with respect to such acts or omissions. The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate. The Trust shall indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, claim, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit or claim incurred by the Fiduciary Indemnified Persons by reason of willful misconduct, bad faith or gross negligence with respect to such acts or omissions.

9.            The obligations of the Trust under this Declaration of Trust, including without limitation Section 7 and Section 8, shall be in addition to any liability which the Trust or any other person may otherwise have and shall survive the assignment or termination of this Declaration of Trust and earlier of the resignation or removal of the Trustee or any other Fiduciary Indemnified Person or Delaware Trustee or any other Delaware Trustee Indemnified Person.

10.          The Delaware Trustee may resign upon sixty days prior notice to the Trustee. If no successor has been appointed within such sixty-day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee. Any person or entity into which the Delaware Trustee may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any person or entity which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration of Trust without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law, provided such successor satisfies the provisions of Section 3807(a) of the Statutory Trust Act and otherwise meets the eligibility requirements for the Delaware Trustee under this Declaration of Trust. The Delaware Trustee shall give prompt written notice of any merger or consolidation to the Trustee and the Trust.

11.          There shall initially be one (1) Trustee and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the trustees (which shall not include the Delaware Trustee), which may increase or decrease the number of trustees; provided, however, that the number of trustees shall in no event be less than one (1). Subject to the foregoing, the trustees (which shall not include the Delaware Trustee), acting by majority vote, are entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty (30) days prior notice to the other trustees.

12.          The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustee. Upon written instructions from the Trustee and at the expense of the Trust, the Trustee and the Delaware Trustee shall dissolve and terminate the Trust and file in accordance with Section 3810 of the Statutory Trust Act a certificate of cancellation with the Delaware Secretary of State. This Declaration of Trust shall be amended and restated in its entirety upon the execution of the Amended and Restated Declaration of Trust by and among the Trustee and the Delaware Trustee and any other parties thereto.

13.          This Declaration of Trust constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties.

14.          This Declaration of Trust shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), (ii) an original manual signature, or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. This Declaration of Trust may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

TRUSTEE:

/s/ Joshua M. Levinson
Name: Joshua M. Levinson

DELAWARE TRUSTEE:

COMPUTERSHARE DELAWARE TRUST COMPANY

By:	/s/ Rosemary Kennard
Name: Rosemary Kennard Title: Vice President

EXHIBIT A

CERTIFICATE OF TRUST

OF

Golub Capital Private Credit Fund

This Certificate of Trust of Golub Capital Private Credit Fund (the “Trust”) has been duly executed and is being filed by the undersigned, as trustees of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §§ 3801 et seq.) (the “Act”).

1.              Name. The name of the statutory trust formed hereby is Golub Capital Private Credit Fund.

2.              Delaware Trustee. The name and address of a trustee of the Trust having its principal place of business in the State of Delaware is Computershare Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

3.              Effective Date: This Certificate of Trust shall be effective upon its filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Joshua M. Levinson
Joshua M. Levinson, not in an individual capacity, but solely in the capacity as Trustee

Computershare Delaware Trust Company, not in its individual capacity, but solely in its capacity as Delaware Trustee

By:	/s/ Rosemary Kennard
Name: Rosemary Kennard Title: Vice President